UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

AlphaPoint Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(Address of principal executive offices)	(Zip Code)

(941) 907-8822
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2018, the Board of Directors of AlphaPoint Technology, Inc. (the “Company”) appointed Moishe Gubin, CPA, as a member of the Company’s Board of Directors, effectively immediately.

As previously reported on the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 30, 2018, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Gubin Enterprises Limited Partnership (the “Buyer”) on May 23, 2018. Mr. Gubin is Chairman of the Buyer, which is wholly owned by Mr. Gubin. Pursuant to the terms of the Agreement, the Company agreed to sell and the Buyer agreed to purchase (i) 4,950,000 shares of the Company’s common stock, and (ii) a warrant to purchase 9,000,000 shares of the Company’s common stock at a price of $0.10 per share of common stock, which warrant has a three-year term, for a purchase price of $250,000 (the “Securities Purchase”). In addition, at the closing and conditioned thereon, the Company agreed to issue 1,100,000 additional shares of common stock to the Midwest Torah Center, a non-profit entity for purposes of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (“Midwest Torah”). Mr. Gubin is President and Treasurer of Midwest Torah. The Securities Purchase closed on May 23, 2018. In connection with entry into the Agreement, on May 23, 2018, the Company issued a Common Stock Purchase Warrant (the “Warrant”) to the Buyer, pursuant to which the Buyer may purchase up to 9,000,000 shares of the Company’s common stock at a price of $0.10 per share of common stock. The Warrant has a term of three years.

In connection with Mr. Gubin’s appointment as a director of the Company, the Company agreed to provide Mr. Gubin with annual compensation for his director services through the grant of restricted Company common stock having a value of $80,000. Such restricted stock will be granted on a quarterly basis (i.e. restricted stock having a value of $20,000 will be granted each quarter). The first grant is expected to occur at or about the end of the quarter ending December 31, 2018.

Item 7.01. Regulation FD Disclosure.

On September 12, 2018, the Company issued a press release announcing the appointment of Mr. Gubin as a member of the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document Description

99.1	Press release of the registrant dated September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: September 12, 2018	/s/ GARY MACLEOD
Gary Macleod
Chief Executive Officer